UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2012

Computer Vision Systems Laboratories Corp
(Exact name of registrant as specified in its charter)

Delaware	00-52818	45-4561241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Plaza Real South, Suite 201S, Boca Raton, FL 33432
(Address of principal executive offices) (zip code)

(440) 759-7470
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Computer Vision Systems Laboratories Corp is referred to herein as “us”, “we” or “our”.

3.02 Recent Sales of Unregistered Securities

We relied upon Sections 4(2) of the Securities Act of 1933, as amended in offering the shares below. We believed section 4(2) was available because:

☐	We are not a blank check company;
☐	All certificates had restrictive legends; and
☐	Sales were made to persons with a pre-existing relationship to us or our officers and directors.

On February 13, 2012, we issued an aggregate of 175,000 shares to six persons for service on our scientific advisory board.

On March 7, 2012, we issued 6,556,000 restricted to our vice president and director, Michael DiCicco for services rendered to us as our vice president and director from January 1, 2012 to December 31, 2016.

On March 7, 2012, we issued 1,000,000 restricted shares to our director, Douglas Miscoll for service as our director from  March 8, 2012 to March 8, 2016.

On March 7, 2012, we issued 6,830,000 restricted shares to a consultant for services rendered to us from June 1, 2011 to February 28, 2016.

On March 7, 2012, we issued 2, 830,000 restricted shares to a consultant for services rendered to us from June 1, 2011 to February 28, 2016.

5.02 Appointment of Director to Fill Vacancy

On March 5, 2012 our Board of Directors appointed Douglas Miscoll to our Board of Directors.  Since May of 2009, Mr. Miscoll has been the Chief Investment Officer of Ravello Partners LLC, a private asset management firm. From February of 1998 until May of 2009, Mr. Miscoll was a Managing Director at Newlight Management, where he was responsible for managing all aspects of two private equity funds and a hedge fund with assets over $135 million focused on investments in technology, media and communications companies. He originated and directed the firm’s public market investment activities. He has served as Director or Observer of multiple private portfolio companies including CareGain (sold to Fiserve), Massive (sold to Microsoft) and VitalStream (sold to Internap). Mr. Miscoll was a member of an investment group that acquired control of Laidlaw & Co. in 1996. He helped restructure the firm and was instrumental in its return to profitability, resulting in a profitable sale. Previously, he was a Managing Director of Northgate Ventures, a venture capital fund focused on early stage investments in technology companies. Mr. Miscoll was a founding member of the management team that created K-III Communications, a leveraged build-up in the media, publishing and information services industries sponsored by Kohlberg Kravis Roberts & Co.

In 1986, Mr. Miscoll received a MBA from Georgetown University, a Graduate Certificate from Templeton College, Oxford University in 1985, and a BA from Santa Clara University in 1982.

We will benefit from Mr. Miscoll’s appointment to our Board of Directors because of his experience in corporate finance and successful ventures in a variety of industries.

Legal Proceedings

Douglas Miscoll has not been involved in the last ten years in any of the following:

(i) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(ii) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(iii) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(iv) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(v) Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity;

(vi) Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity; and/or

(vii) Having any administrative proceeding been threatened against them related to their involvement in any type of business, securities, or banking activity.

Other Directorships

Douglas Patrick Miscoll is not an officer or director of any other Securities and Exchange Commission reporting companies.

Item 9.01 Financial Statements and Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Computer Vision Systems Laboratories Corp

Dated: March 8, 2012	By:	/s/ Thomas DiCicco
Thomas DiCicco
President and Chief Executive Officer